Exhibit 10.2

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 30th day of October, 2013, by and between Silicon Valley Bank (“Bank”) and Millennial Media, Inc., a Delaware corporation (“Borrower”) whose address is 2400 Boston Street, Suite 301, Baltimore, MD 21224.

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 11, 2011 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) revise the interest rate payable on the Advances, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 2.1.1 (Revolving Advances).  The second sentence of Section 2.1.1(b) is hereby amended by replacing the reference to “Section 2.1.2(b)” with “Section 4.1”.

2.2                               Section 2.1 (Promise to Pay).  Sections 2.1.2, 2.1.3 and 2.1.4 are amended in their entirety and replaced with the following:

2.1.2                     Reserved.

2.1.3                     Reserved.

2.1.4                     Reserved.

2.3                               Section 2.2 (Overadvances).  Section 2.2 is amended in its entirety and replaced with the following:

2.2                               Overadvances.  If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

2.4                               Section 2.4 (Fees).  Sections 2.4(b) and (c) are amended in their entirety and replaced with the following:

(b)                                 Reserved.

(c)                                  Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to one-quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder; and

2.5                               Section 3.2 (Conditions Precedent to all Credit Extensions).  The following new clause (d) is hereby added to Section 3.2:

(d)                                 in connection with any Advance requested by Borrower while no Advances are then outstanding, receipt of all reports, certificates, statements, projections and other documents and information described in Section 6.2.

2.6                               Section 3.4 (Procedures for Borrowing).  Section 3.4 is amended by deleting the following parenthetical in its entirety:

(other than Advances under Sections 2.1.2 or 2.1.4)

2.7                               Section 4.1 (Grant of Security Interest).  The following new paragraphs are hereby added to the end of Section 4.1:

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower.  In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

2.8                               Section 4.2 (Priority of Security Interest).  Section 4.2 is amended by deleting the second paragraph in its entirety.

2.9                               Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2 is amended by adding the following at the end of such Section:

Notwithstanding the foregoing, Borrower shall not be required to deliver the reports, certificates, statements, projections and other documents and information described in Section 6.2 (other than Section 6.2(h)) at any time that there are no Advances outstanding; provided, however, that if Borrower requests an Advance at a time that no Advances are outstanding then as a condition precedent to such Advance Borrower must deliver to Bank all such certificates, statements, projections and other documents and information that were not required to be delivered per the above.

2.10                        Section 6.10 (Access to Collateral; Books and Records).  The third sentence of Section 6.10 is amended in its entirety and replaced with the following:

Borrower hereby acknowledges that such an audit shall be conducted within ninety (90) days after the first Advance following the Third Amendment.

2.11                        Section 12.8 (Survival).  Section 12.8 is amended by adding the following sentence to the end of that section:

Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.

2.12                        Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance or any other extension of credit by Bank for Borrower’s benefit.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“FX Forward Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the Pledge Agreement, the Guaranty, the Security Agreement, any Bank Services Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower and any Guarantor and/or for the benefit of Bank, all as amended, restated, or otherwise modified.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Revolving Line Maturity Date” is May 9, 2014.

2.13                        Section 13 (Definitions).  The following terms and their respective definitions are added to Section 13.1, in appropriate alphabetical order, as follows:

“Bank Services”  are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its

Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Third Amendment” is that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of October    , 2013.

2.14                        Section 13 (Definitions).  Clause (e) of the definition of “Eligible Accounts” in Section 13.1 is amended in its entirety and replaced with the following:

(e)                                  Accounts owing from an Account Debtor which does not have its principal place of business in the United States or another G7 country unless otherwise approved of in writing by Bank in its sole discretion;

2.15                        Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety:

“Cash Management Services”

“FX Business Day”

“FX Reduction Amount”

“FX Reserve”

“Letter of Credit Application”

“Letter of Credit Reserve”

“Settlement Date”

2.16                        Exhibit C (Borrowing Base Certificate).  The Borrowing Base Certificate is amended in its entirety and replaced with the Borrowing Base Certificate in the form of Exhibit C attached hereto.

2.17                        Exhibit D (Compliance Certificate).  The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit D attached hereto.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any

Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.                                      Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to Seven Thousand Five Hundred Dollars ($7,500), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Millennial Media, Inc.

By:	/s/ Anthony Raley	By:	/s/ Michael B. Avon
Name:	Anthony Raley	Name:	Michael B. Avon
Title:	VP	Title:	EVP and CFO